EXHIBIT 21
REGIONS FINANCIAL CORPORATION
SUBSIDIARIES AT DECEMBER 31, 2013

1.	14302 Marina San Pablo Place, SPE, LLC (6)

2.	A-F Leasing, Ltd. (2)

3.	Aqua Holdings I, LLC (31.58%) (6)

4.	BRP Asset Management, LLC (6)

5.	FMLS, Inc. (9)

6.	LMIW Acquisition Management, LLC (6)

7.	LMIW I, LLC (6)

8.	LMIW II, LLC (6)

9.	LMIW III, LLC (6)

10.	LMIW IV, LLC (6)

11.	LMIW V, LLC (6)

12.	LMIW VI, LLC (2)

13.	LMIW VII, LLC (2)

14.	LMIW IX, LLC (5)

15.	MCB Life Insurance Company (9)

16.	North South Land Holdings, LLC (2)

17.	Provence Place GP, Inc. (8)

18.	Provence Place, LP (7)

19.	Raymond Road GP, LLC (12)

20.	RB Affordable Housing, Inc. (2)

21.	RB Affordable Housing (Hideaway I) GP, L.L.C. (11)

22.	RB Affordable Housing (Hideaway II) GP, L.L.C. (11)

23.	RB Affordable Housing (Melrose II), GP, L.L.C. (11)

24.	RB Affordable Housing (St. Landry I), GP, L.L.C. (11)

25.	RB Affordable Housing (Arkansas River) GP, LLC (4)

26.	RFC Financial Services Holding LLC (5)

27.	Regions Agency, Inc. (2)

28.	Regions Bank (1)

29.	Regions Business Capital Corporation (5)

30.	Regions Capital Advantage, Inc. (9)

31.	Regions Commercial Equipment Finance, LLC (2)

32.	Regions Equipment Finance Corporation (2)

33.	Regions Equipment Finance, Ltd. (2)

34.	Regions Insurance Agency of Arkansas (4)

35.	Regions Insurance Group, Inc. (9)

36.	Regions Insurance Services of Alabama, Inc. (2)

37.	Regions Insurance Services, Inc. (9)

38.	Regions Insurance, Inc. (4)

39.	Regions Investment Management, Inc. (9)

40.	Regions Investment Services, Inc. (2)

41.	Regions Life Insurance Company (3)

42.	Regions Provence Place, LLC (2)

43.	Regions Reinsurance Corporation (10)

44.	Regions Securities LLC (5)

45.	SJCF Management, LLC (76.1154856%) (6)

Exhibit 21 - Page 1

46.	Southeastern Legacy Insurance Company (3)

47.	Verna Asset Management, LLC (6)

Non-profit entities:

•	Regions Community Development Corporation (9)

•	Regions Financial Corporation Foundation (2)

•	Regions Foundation (9)

(1) Affiliate state bank chartered under the banking laws of Alabama.
(2) Incorporated under the laws of Alabama.
(3) Incorporated under the laws of Arizona.
(4) Incorporated under the laws of Arkansas.
(5) Incorporated under the laws of Delaware.
(6) Incorporated under the laws of Florida.
(7) Incorporated under the laws of Georgia.
(8) Incorporated under the laws of Massachusetts.
(9) Incorporated under the laws of Tennessee.
(10) Incorporated under the laws of Vermont.
(11) Incorporated under the laws of Louisiana.
(12) Incorporated under the laws of Mississippi.

Exhibit 21 - Page 2